UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2007
Cruisestock, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction)	333-133253 (Commission File Number)	20-3634227 (IRS Employer Identification No.)
7703 North Lamar Blvd
Austin, TX 78752
(Address of principal executive offices) (zip code)
(512) 692-2100
(Registrant’s telephone number, including area code)
5313-B FM West #224, Houston, Texas
(Former name or former address, if changed since last report)
Copies to:
Julio C. Esquivel
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL
Phone: (813) 229-7600
Fax: (813) 229-1660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE

Item 8.01 Other Events.
     On June 25, 2007, the Company filed a Plan and Articles of Merger with the States of Florida and Texas which will become effective on July 6, 2007 at the opening of the market (the “Effective Date”). The Corporation shall be merged (hereinafter, the “Merger”) with and into its wholly-owned subsidiary, Brookside Technology Holdings Corp., a Florida corporation (the “Surviving Corporation”). As a result, on the Effective Date, the Company shall become a Florida corporation. Pursuant to the Merger, each outstanding share of the Company’s common stock, $0.001 per share, shall be converted into seven (7) shares of the Surviving Company’s common stock, $0.001 par value per share. Each outstanding share of the Company’s series A preferred stock, $0.001 per share, shall be converted into one (1) share of the Surviving Company’s series A preferred stock, $0.001 par value per share; however, although the Company’s outstanding shares of series A preferred stock shall not be split, the price at which they convert into common stock shall be proportionally adjusted to account for the forward split of the common shares by reducing the current conversion price of $0.40 per share to $0.0571428 consistent with the Company’s Certificate of Designation. The number of shares of common stock underlying all of the Company’s outstanding options and warrants to purchase common stock, and the exercise price of such options and warrants, also shall be adjusted concurrently with the Merger to account for the 7 for 1 common share stock split. On the Effective Date, the Company’s name shall become Brookside Technologies Holding Corp. and the Company will receive a new stock ticker symbol.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated June 26, 2007 announcing shareholder approval of 7 for 1 forward stock split among other items at special shareholder meeting.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cruisestock, Inc.

By: /s/ Bryan McGuire

Bryan McGuire, Chief Financial Officer

Dated: June 28, 2007